[EXHIBIT 10.1.17]


             SUBLEASE OF REAL PROPERTY TENANCY

            5670 WILSHIRE BOULEVARD, SUITE 1690

               LOS ANGELES, CALIFORNIA 90036

This Agreement to sublet a real property interest in tenancy is made this 28th day of October 2003 by and between Miracle Entertainment, Inc., a New York Corporation (hereinafter "Sub-lessor") and Film and Music Entertainment, Inc., a Nevada Corporation (hereinafter "Sub-lessee"). For valuable consideration from Sub-lessee, the receipt of which is hereby acknowledged by Sub-lessor, Sub-lessor hereby agrees to sub-lease its tenancy and all rights and obligations therein, of and to approximately 4,193 rentable square feet of space (herinafter "Premises") located on the sixteenth floor of 5670 Wilshire Boulevard, Los Angeles, California ("hereinafter "Building"), known as Suite 1690, as well as its tenancy and all rights and obligations therein, of and to the storage space of approximately 247 square feet known as Space 111 S (hereinafter "Storage") of the Building on the following terms and conditions:

1. This sub-lease shall take affect on the I st day of November 2003 and shall be for the balance of the term of the lease dated
February 2003 and the Storage Agreement dated March 1, 2004 by and between Sub-Lessor and 5670 Wilshire LP, a California Limited
Liability Company (hereinafter "Lease Agreements"), true and correct copies of which are attached hereto becoming a part of the whole hereof:

2. Sub-lessee shall take possession Premises and Storage as of November 1,2003; Sub-lessee hereby agrees to be bound by all the terms and conditions of the Lease Agreements as if Sub-lessee had been an original signatory to such Agreements; Sub-lessor hereby agrees to perfect the Sub-lease with 5670 Wilshire LP at its sole expense, and Sub-lessee hereby agrees to provide all reasonable documentation and information required by Sub-lessor and/or 5670 Wilshire LP to accomplish such perfection;

3. Sub-lessee shall pay to Sub-lessor or 5670 Wilshire LP on a timely basis an amount equal to the then due and payable rent as required under the Lease Agreements, and shall be solely responsible for any late payment, damage, repair or any other fees and or costs including assessments and common area fees required under the Lease Agreements as required;

4. Sub-Lessee agrees to hold harmless and indemnify Sub-Lessor for any claims arising from this Sub-lease and/or the tenancy arising here from and Sub-lessor agrees to indemnify and hold harmless Sub-lessee from any and all claims arising from cause whatsoever relating to the tenancies subject hereof prior to the commencement of Sub-lessee' s tenancy;

5. Sub-lessor agrees to return to Sub-lessee any and all sums collected relating to this Sub-lease in excess of those costs actual charged and paid to 5670 Wilshire LP relating to the Lease
Agreements;


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6.  As inducement for Sub-lessee entering into this Agreement, Sub-
lessor hereby irrevocably grants Sub-lessee all rights, title and interest in and to any and all deposits made under the Lease Agreement.

7. This Agreement supersedes all prior and contemporaneous (based on the date first set forth above) proposals, discussions, agreements, or commitments, whether oral or written, between the parties regarding such subject matter. This Agreement may only be modified, supplemented or amended in writing by authorized representatives of the parties. This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of California but without giving effect to the conflict of laws rules thereunder. This Agreement may not be assigned by either party without the prior written consent of the other party .This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

Agreed and Accepted this 28th day of October 2003

SUB-LESSOR                             SUB-LESSEE
Film and Music Entertainment, Inc.     Miracle Entertainment, Inc.



By:  /s/Lawrence S. Lotman             By:  /s/
   --------------------------------       ----------------------------

Its:        Secretary                  Its:        Chairman


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